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                                                                  EXHIBIT 23.1.2



INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of netLibrary, Inc. on Form S-1 of our report dated February 22, 2000 on the financial statements of peanutpress.com, Inc. as of and for the year ended December 31, 1999, appearing in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the headings "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Denver, Colorado
August 17, 2000